UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2011

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 283-0724

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Issuance of Preferred Stock Under Small Business Lending Fund.  On August 11, 2011, First Savings Financial Group, Inc. (the “Company”) entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”), pursuant to which the Company issued 17,120 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total purchase price of $17,120,000.  The Purchase Agreement was entered into, and the Series A Preferred Stock was issued, pursuant to the Small Business Lending Fund program, a $30 billion fund established under the Small Business Jobs Act of 2010, that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Series A Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly in arrears, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the Series A Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending”  or (“QSBL”) (as defined in the Purchase Agreement) by the Company’s wholly owned subsidiary First Savings Bank, F.S.B. (the “Bank”). Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period has been set at four and eight million four hundred thirty three thousand four hundred eleven ten millionths percent (4.8433411%).  For the second through tenth dividend periods, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change in the Bank’s level of QSBL. For the eleventh dividend period through the eighteenth dividend period, inclusive, and that portion of the nineteenth dividend period before, but not including, the four and one half year anniversary of the date of issuance, dividend rate will be fixed at between one percent (1%) and seven percent (7%) per annum based upon the increase in QSBL as compared to the baseline.  With respect to that portion of the nineteenth dividend period beginning on the four and one half year anniversary of the date of issuance and for all dividend periods thereafter, the dividend rate will increase to 9% per annum.

The Series A Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five (5) dividend payments, whether or not consecutive, the holder of the Series A Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.  In the event that the Company misses six (6) dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the Series A Preferred Stock is at least $25,000,000, then the holder of the Series A Preferred Stock will have the right to designate two directors to the Board of Directors of the Company.

The Series A Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series A Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series A Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement. The Series A Preferred Stock is not subject to any contractual restrictions on transfer.

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein. A copy of the Articles of Amendment for the Series A Preferred Stock is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 under the caption “Issuance of Preferred Stock Under Small Business Lending Fund” is incorporated by reference under this Item.

Item 3.03   Material Modification of Rights of Security Holders.

The terms of the Series A Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of its common stock.  Under the terms of the Series A Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series A Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series A Preferred Stock, the Company may only declare and pay a dividend on its common stock or other stock junior to the Series A Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Articles of Amendment relating to the Series A Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series A Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 11, 2011, the Company filed Articles of Amendment to the Company’s Articles of Incorporation with the Office of the Secretary of State of Indiana for the purpose of designating the terms, preferences, limitations and relative rights of the Series A Preferred Stock.  A copy of the Articles of Amendment for the Series A Preferred Stock is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01   Other Events.

On August 16, 2011, the Company issued a press release regarding the issuance of the Series A Preferred Stock.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
3.1	Articles of Amendment to the Articles of Incorporation for the Series A Preferred Stock
10.1	Securities Purchase Agreement, dated August 11, 2011 between the Company and the Secretary of the Treasury, with respect to the Series A Preferred Stock
99.1	Press Release, dated August 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Dated: August 16, 2011	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer